UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In its Current Report on Form 8-K filed on the morning of August 3, 2010 (the “Prior 8-K”), YRC Worldwide Inc. (the “Company”) disclosed that it had entered into a Letter Agreement with certain investors (the “Buyers”) to facilitate the Company’s issuance of the remaining $20.2 million of its 6% Convertible Senior Notes due 2014 (the “Notes”) and that the Company expected to issue the remaining $20.2 million of Notes on August 3, 2010.

On August 3, 2010, the Company entered into a Supplemental Indenture to that certain Indenture (the “Indenture”), dated as of February 23, 2010, among the Company, the subsidiaries party thereto from time to time, as guarantors, and U.S. Bank National Association, as trustee, relating to the Notes. The holders of the outstanding Notes consented to the amendments contained in the Supplemental Indenture, which facilitate the agreements set forth in the Letter Agreement, described under the caption “Letter Agreement” in Item 1.01 of the Prior 8-K and incorporated herein by reference, by among other things, providing for certain waivers in connection with the conversion of a portion of the outstanding principal amount of the Notes into the Company’s common stock and certain amendments to the limitations on issuance of the Company’s common stock in respect of the Notes. This description of the Supplemental Indenture is qualified in its entirety by the text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated by reference.

On August 3, 2010, the Company completed the sale of $20.2 million in aggregate principal amount of the Notes pursuant to the second closing (“Second Closing”) under that certain Note Purchase Agreement, dated as of February 11, 2010 (the “Purchase Agreement”), among the Company, certain of its subsidiaries party thereto, as guarantors, and the Buyers. The Notes were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in connection therewith, each Buyer has represented to the Company, among other things, that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Notes were issued pursuant to the Indenture described above. The material terms of the Notes (including the terms whereby the common stock of the Company may be issued on account of such Notes) and the Purchase Agreement are described in the Company’s Current Report of Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2010, and such descriptions are incorporated herein by reference. The Company will use the proceeds of the Second Closing to fund the repurchase of any of the Company’s approximately $20 million of outstanding 5% Net Share Settled Contingent Convertible Senior Notes due 2023 pursuant to a put option on August 9, 2010, and any remaining proceeds may be used for general corporate purposes. The description of the Notes and the Indenture are qualified in their entirety by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2010 and incorporated herein by reference. The description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 11, 2010 and incorporated herein by reference.

The offer and sale of the Notes to the Buyers was not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Supplemental Indenture and the Second Closing of the Notes are also responsive to Item 2.03 of this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 3.02 of this report and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 3, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture, dated August 3, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014

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